Exhibit 31.1
CERTIFICATION
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Angelo R. Mozilo, certify that:
1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Countrywide Financial Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 23, 2008

/s/ Angelo R. Mozilo
Angelo R. Mozilo
Chairman of the Board and Chief Executive Officer